                               SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    /x/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/x/   Preliminary Proxy Statement
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Nuclear Metals, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed

                              NUCLEAR METALS, INC.
                    NOTICE OF THE SPECIAL MEETING IN LIEU OF
                       THE ANNUAL MEETING OF STOCKHOLDERS
                           MARCH 26, 1997, 10:00 A.M.

    You are hereby notified that the Special Meeting in lieu of the Annual Meeting of Stockholders of Nuclear Metals, Inc. (the "Company") will be held on March 26, 1997 at 10:00 a.m. at the State Street Bank building, Enterprise Room, 225 Franklin Street, Boston, Massachusetts, to consider and act upon the following matters:

1. To fix the number of directors of the Company at five (5) and to elect five
   (5) directors for the ensuing year.

2. To adopt Amended and Restated By-Laws of the Company in the form attached hereto as Appendix I.

3. To amend Article III of the Company's Articles of Organization to provide that the Company shall have authority to issue a total of fifteen million (15,000,000) shares of common stock, $.10 par value per share.

4. To ratify the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company.

5. To transact such other business as may properly come before the meeting.

    Even if you plan to attend the meeting, please be sure to sign, date and return the enclosed proxy in the enclosed envelope to:

                                Boston EquiServe
                                 P. O. Box 8200
                             Boston, MA 02266-5523
                            Attention: Philip Weiner

    Only stockholders of record on the books of the Company at the close of business on January 28, 1997 will be entitled to receive notice of and vote at this meeting.

                                          By order of the Board of Directors,
                                          THOMAS A. WOOTERS, Clerk

February 24, 1997

                                   IMPORTANT

    IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF SENDING FOLLOW-UP LETTERS, PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR COOPERATION IS GREATLY APPRECIATED.

                              NUCLEAR METALS, INC.
                                2229 MAIN STREET
                               CONCORD, MA 01742
                                PROXY STATEMENT
                       SOLICITATION AND VOTING OF PROXIES

    This proxy statement and the accompanying proxy card are being mailed on or about February 24, 1997 to the holders of the common stock of Nuclear Metals, Inc. (the "Company"), as of record on January 28, 1997. The accompanying proxy is solicited by the Board of Directors of Nuclear Metals, Inc. (hereinafter called the "Company") for use at the Special Meeting in lieu of the Annual Meeting of Stockholders to be held on March 26, 1997, and any adjournment or adjournments thereof (hereinafter called the "meeting"). The cost of solicitation of proxies will be borne by the Company. Directors, officers and a few employees may assist in the solicitation of proxies by mail, telephone, telegraph, and personal interview without additional compensation.

    When a proxy is returned properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted "FOR" proposals 1, 2, 3, 4 and 5 and in the discretion of the proxies as to other matters that may properly come before the meeting. Sending in a proxy will not affect a stockholder's right to attend the meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk at any time prior to its use or by voting in person at the meeting. A proxy may also be revoked by a later dated proxy. A stockholder's attendance at the meeting will not by itself revoke a proxy.

                       RECORD DATE AND VOTING SECURITIES

    The Board of Directors has fixed January 28, 1997 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 2,392,014 shares of Common Stock, $.10 par value (the "Common Stock"), of the Company issued and outstanding, of which 1,512,384 shares are entitled to one vote per share. The remaining 879,630 outstanding shares of Common Stock are subject to the Massachusetts Control Share Acquisition Act and, as a result, have no voting rights and would obtain voting rights only upon authorization from a majority of stockholders other than the holders of such shares, officers of the Company and those directors of the Company who are also employees. See "Massachusetts Control Share Acquisition Act" elsewhere herein.

    The Company's present By-laws provide that a quorum shall consist of the representation in person or by proxy at the annual meeting of stockholders entitled to vote 51% of the votes that are entitled to be cast at the meeting. Abstentions and broker non-votes will be counted for purpose of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of abstentions and broker non-votes to be brought before the meeting is discussed below.

    The election of directors is by plurality of the votes cast at the meeting either in person or by proxy. The approval of a majority of each class of stock outstanding and entitled to vote thereon is required to approve proposal 3. The approval of a majority of the votes properly cast at the meeting, either in person or by proxy, is required to approve proposals 2 and 4 and any other business which may properly be brought before the meeting or any adjournment thereof.

    With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is noted. Abstentions will have the effect of a negative vote on the proposals to (i) adopt Amended and Restated By-Laws of the Company and (ii) increase the authorized Common Stock of the Company. Abstentions will have no effect on the proposal to ratify the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company. Broker non-votes will not be counted in determining a quorum for, or the outcome of, any proposal.

    The Board of Directors and management of the Company deem the proposals described herein to be in the best interest of the Company. The Board of Directors recommend that the stockhlders approve all of the proposals described herein. Management intends to vote their shares of Common Stock in favor of each proposal. See "Principal and Management Stockholders." For these purposes, management includes George J. Matthews, Wilson B. Tuffin, Robert E. Quinn, James
M. Spiezio, William T. Nachtrab, Kenneth A. Smith and Frank H. Brenton.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    One of the purposes of the meeting is to elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the five (5) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board and have consented to be named and to serve if elected. There are no family relationships between any nominees, directors or executive officers of the Company.

    The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees:

                                                             PRESENT PRINCIPAL EMPLOYMENT
NAME                         AGE                             AND PRIOR BUSINESS EXPERIENCE                          DIRECTOR SINCE
-----------------------      ---      ---------------------------------------------------------------------------  -----------------
George J. Matthews               66   Chairman of the Board of Directors since 1972. Until July 1978 and since              1972
                                      December 1, 1994, also Treasurer of the Company. Chairman of Matthews
                                      Associates Limited, which is engaged in the business of investing in and providing management consulting and assistance to small and medium sized businesses, including the Company.
Robert E. Quinn                  43   President of the Company since December 1, 1994. Prior to becoming                    1994
                                      President, served as Vice President, Sales for over five years. Elected as a Director on November 17, 1994 to fill a vacancy created by the enlargement of the Board of Directors by vote of the Directors.
Wilson B. Tuffin                 65   Vice Chairman since November 1994. From 1972 to November 30, 1994,                    1972
                                      President, Chief Executive Officer, prior to 1978, also Treasurer of the
                                      Company.

                                                             PRESENT PRINCIPAL EMPLOYMENT
NAME                         AGE                             AND PRIOR BUSINESS EXPERIENCE                          DIRECTOR SINCE
-----------------------      ---      ---------------------------------------------------------------------------  -----------------
Kenneth A. Smith                 60   Professor of Chemical Engineering at Massachusetts Institute of Technology            1985
                                      since 1971.
Frank H. Brenton                 71   Principal of Frank H. Brenton Associates, a business consulting firm. From            1986
                                      1984 to 1986, Chairman of the Board of Directors of Marshall's
                                      Incorporated, an off-price retailer and division of Melville, Inc.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors met six times during the fiscal year ended September 30, 1996. There was no director who during the fiscal year attended fewer than 75 percent of the aggregate of all board meetings and all meetings of committees on which he served.

    The Board of Directors has an Audit Committee which is reconstituted at the first meeting of the Board following the annual meeting of stockholders. The Audit Committee, which met three times during fiscal 1996, meets with the Company's independent auditors and principal financial personnel to review the scope and results of the annual audit and the Company's financial reports. The Audit Committee also reviews the scope of audit and non-audit services performed by the independent public accountants, and reviews the adequacy and effectiveness of internal accounting controls. The present members of the Audit Committee are Messrs. Brenton and Smith.

    The "disinterested" directors, for purposes for Rule 16b-3 under the Securities Exchange Act of 1934, Messrs. Brenton and Smith, acting as a Stock Option Committee, have the authority, subject to the express provisions of the Company's Employees' Stock Option Plan and Non-Qualified Stock Option Plan (the "Plans"): to determine the employees of the Company to receive options, the number of shares to be optioned, and the terms of the options granted; to construe and interpret the Plans and outstanding options; and to make all other determinations that they deem necessary and advisable for administering the Plans. The Board of Directors as a whole has corresponding authority with respect to options issued under the Directors' Stock Option Plan.

    The Board of Directors does not have standing committees on compensation or nominations.

DIRECTORS' COMPENSATION AND STOCK OPTION PLAN

    Each outside director of the Company receives an annual fee of $15,000.

    On November 20, 1995, the Board of Directors adopted a Director's Stock Option Plan (the "Plan") in order to enhance the Company's ability to attract and retain skilled and competent members of its Board of Directors. Only outside (non-management) directors of the Company and its subsidiaries are eligible to receive options under the Plan, and the maximum number of shares as to which such directors' options may be granted is 35,000 shares (subject to adjustments for stock splits, stock dividends and the like). Pursuant to the Plan, each director eligible to participate in the Plan, upon first election to office at the annual meeting of stockholders and for each subsequent period of three years of service, receives an option to purchase 1,000 shares of Common Stock of the Company at an exercise price equal to fair market value on the date of grant. Options granted under the Plan are exercisable for a period of ten years and vest over a three-year period. No options were granted pursuant to the Plan during fiscal 1996.

    During fiscal year 1996, Matthews Associates Limited, of which Mr. Matthews is sole owner, received compensation from the Company in connection with consulting services provided to the Company pursuant to a management agreement between the Company and Matthews Associates Limited. See "Executive Compensation" and "Executive Agreements."

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth certain information as of January 22, 1997, with respect to the Common Stock of the Company owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by the executive officers named in the Summary Compensation Table, elsewhere herein, and by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock of the Company if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days of January 22, 1997. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                                                                                  NO. COMMON
                                                                                                  SHARES AND
                                                                                                   NATURE OF    PERCENT OF
                                                                                                  BENEFICIAL      COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                                                             OWNERSHIP (1)  STOCK (1)
-----------------------------------------------------------------------------------------------  -------------  ----------
WIAF Investors Co.
466 Arbuckle Avenue
Lawrence, NY 11516                                                                                 1,212,340  (2)    49.52  %
    and
Melvin B. Chrein, M.D.
Meryl J. Chrein
Marshall J. Chrein
Michael Chrein
21 Copper Beech Lane
Lawrence, NY 11559
Charles Alpert
Joseph Alpert

George J. Matthews                                                                                   205,715  (3)     8.56  %
Chairman of the Board of Directors,
Director & Consultant
c/o Matthews Associates Limited
100 Corporate Place
Peabody, MA 01960

Wilson B. Tuffin                                                                                     201,874  (4)     8.43  %
Vice Chairman and Director
23 Arlington Street
Acton, MA 01720

Robert E. Quinn                                                                                       24,405  (5)     1.01  %
President and Director

Kenneth A. Smith, Director                                                                             5,666  (6)        *

Frank H. Brenton, Director                                                                             5,666  (6)        *

James M. Spiezio                                                                                       5,832  (7)        *
Vice President, Finance and Administration

                                                                                                  NO. COMMON
                                                                                                  SHARES AND
                                                                                                   NATURE OF    PERCENT OF
                                                                                                  BENEFICIAL      COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                                                             OWNERSHIP (1)  STOCK (1)
-----------------------------------------------------------------------------------------------  -------------  ----------
William T. Nachtrab                                                                                    5,832  (7)        *
Vice President, Technology

All directors and executive officers as a group (7 persons)                                          454,990  (8)    18.71  %

------------------------

*Less than one percent

(1) Does not reflect the effect on voting rights of the Massachusetts Control Share Acquisition Act.

(2) Derived from Schedules 13DA, dated October 3, 1994, submitted to the Company. The five persons named are described as a group in such Schedules 13DA. The persons named reported ownership of the following shares: WIAF Investors Co. (862,428); Melvin B. Chrein (88,400); Meryl J. Chrein (128,100); Charles Alpert (25,000); and Marshall J. Chrein (18,200). Each person reported sole voting and dispositive power with respect to the shares owned by such person. Also includes 7,022 and 28,090 shares which Melvin B. Chrein and WIAF Investors Co., respectively, have the right to acquire upon conversion of outstanding 10% Convertible Subordinated Debentures and 13,500, 6,000 and 1,500 shares which Charles Alpert or nominee, Melvin B. Chrein and Marshall J. Chrein, respectively, have the right to acquire under outstanding Warrants.

(3) Includes 3,333 shares which may be purchased upon the exercise of options and 6,980 shares which Mr. Matthews' wife has the right to acquire upon conversion of an outstanding 10% Convertible Subordinated Debenture, as to which Mr. Matthews disclaims beneficial ownership.

(4) Includes 1,666 shares which may be purchased upon the exercise of options.

(5) Includes 13,332 shares which may be purchased upon the exercise of options.

(6) Includes 2,666 shares which may be purchased upon the exercise of options.

(7) Includes 4,832 shares which may be purchased upon the exercise of options.

(8) See notes (3), (4), (5), (6) and (7) above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and stockholders who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 1996 or written representations in certain cases, all Section 16(a) filing requirements were complied with except that WIAF Investors Co. failed to file one (1) report and report one (1) transaction on a timely basis, and it has failed to file a required Form; George J. Matthews failed to file one (1) report and report one
(1) transaction on a timely basis; Dr. Melvin Chrein failed to file two (2) reports and report two (2) transactions on a timely basis, and he has failed to file a required Form; Marshall Chrein filed to file one (1) report and report one (1) transaction on a timely basis, and he has failed to file a required Form; and Charles Alpert failed to file one (1) report and report one (1) transaction on a timely basis, and he has failed to file a required Form.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table and notes present the compensation provided by the Company during the last three fiscal years to its chief executive officer and the four most highly compensated executive officers of the Company (other than the chief executive officer) who were serving as executive officers at the Company's fiscal year end of September 30, 1996.

                                                                                               LONG TERM COMPENSATION
                                                                                           ------------------------------
                                                                                                       AWARDS
                                                        ANNUAL COMPENSATION                ------------------------------
                                          -----------------------------------------------    RESTRICTED      SECURITIES
                                                                            OTHER               STOCK        UNDERLYING
NAME AND                                                                   ANNUAL             AWARD(S)        OPTIONS/
PRINCIPAL POSITION             YEAR(1)    SALARY ($)    BONUS($)     COMPENSATION($)(2)           $           SARS (#)
---------------------------  -----------  -----------  -----------  ---------------------  ---------------  -------------
Robert E. Quinn                    1996      180,768           --                --                  --              --
President(3)                       1995      151,673          200            35,000                  --          30,000
                                   1994      131,000           --                --                  --              --

George J. Matthews(4)              1996      350,000           --                --                  --              --
Chairman of Board of               1995      350,000           --                --                  --              --
 Directors, CEO and                1994      350,000           --                --                  --              --
 Treasurer

Wilson B. Tuffin(5)                1996      270,979           --                --                  --              --
Vice Chairman of the               1995      172,039        3,800                --                  --              --
 Board of Directors                1994      210,000           --                --                  --              --
 and Consultant

James M. Spiezio                   1996      130,096           --                --                  --              --
 Vice President,                   1995      113,270       10,830                --                  --           6,000
 Finance &                         1994      105,987           --                --                  --           2,500
 Administration

William T. Nachtrab                1996      116,581           --                --                  --              --
Vice President,                    1995      108,703       10,830                --                  --           6,000
 Technology                        1994      103,558           --                --                  --              --


                                PAYOUTS
                             -------------
                                 LTIP                ALL
NAME AND                        PAYOUTS             OTHER
PRINCIPAL POSITION                 $           COMPENSATION($)
---------------------------  -------------  ---------------------
Robert E. Quinn                       --                 --
President(3)                          --                 --
                                      --                 --
George J. Matthews(4)                 --                 --
Chairman of Board of                  --                 --
 Directors, CEO and                   --                 --
 Treasurer
Wilson B. Tuffin(5)                   --                 --
Vice Chairman of the                  --                 --
 Board of Directors                   --                 --
 and Consultant
James M. Spiezio                      --                 --
 Vice President,                      --                 --
 Finance &                            --                 --
 Administration
William T. Nachtrab                   --                 --
Vice President,                       --                 --
 Technology                           --                 --

(1) The Company's fiscal year ends on September 30th of each year.

(2) Excludes perquisites in amounts less than the threshold level required for reporting.

(3) Mr. Quinn's compensation for the fiscal year ended September 30, 1996 was determined pursuant to his Employment Agreement. See "Executive Agreements."

(4) Mr. Matthews is assigned as a consultant to the Company pursuant to a management agreement between Matthews Associates Limited and the Company. All compensation under the agreement is paid by the Company to Matthews Associates Limited. See "Executive Agreements."

(5) Mr. Tuffin's compensation for the fiscal year ended September 30, 1996 was determined pursuant to his Employment and Consulting Agreement. See "Executive Agreements."

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    There were no options granted to any of the named executive officers of the Company during the fiscal year ended September 30, 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information with respect to the exercise of options by the executive officers named in the Summary Compensation Table during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                                                                               VALUE OF
                                                                                                              UNEXERCISED
                                                                               NUMBER OF SECURITIES          IN-THE-MONEY
                                                                              UNDERLYING UNEXERCISED            OPTIONS
                                  SHARES                                      OPTIONS AT FY-END (#)          AT FY-END(2)
                                 ACQUIRED                  VALUE          ------------------------------  -------------------
NAME                          ON EXERCISE (#)         REALIZED($)(1)       EXERCISABLE    UNEXERCISABLE       EXERCISABLE
------------------------  -----------------------  ---------------------  -------------  ---------------  -------------------
Robert E. Quinn                          0                       0              9,999          20,001                  0
George J. Matthews                       0                       0              5,333           6,667                  0
Wilson B. Tuffin                         0                       0              1,666           3,334                  0
James M. Spiezio                         0                       0              3,665           4,835                  0
William T. Nachtrab                      0                       0              3,665           4,835                  0


NAME                          UNEXERCISABLE
------------------------  ---------------------
Robert E. Quinn
George J. Matthews                      0
Wilson B. Tuffin                        0
James M. Spiezio                        0
William T. Nachtrab                     0

(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired, without deducting taxes or commissions paid by employee.

(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at September 30, 1996 ($16.00 per share), less the exercise price, times the number of options outstanding. All such options were "out of the money" as of September 30, 1996.

PENSION PLAN TABLE

    The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                               YEARS OF SERVICE
                 ---------------------------------------------
 REMUNERATION       15         20         25       30 OR MORE
---------------  ---------  ---------  ---------  ------------
  $   100,000       23,520     31,360     39,220       47,040
      150,000       38,520     51,360     64,200       77,040
      200,000       53,520     71,360     89,200      107,040
      300,000       83,520    111,360    139,200      167,040
      400,000      113,520    151,360    189,200      227,040
      500,000      143,520    191,360    239,200      287,040

    The Company has a defined benefit plan (the "Pension Plan") designed to provide retirement benefits for employees and ancillary benefits to their beneficiaries, joint annuitants and spouses. All employees of the Company become participants in the Pension Plan after attaining the later of age 21 or a year of service with the Company. The Pension Plan provides retirement benefits based on years of service and compensation. An employee's benefits under the Pension Plan generally become fully vested after five years of service. At normal retirement (the later of age 65 and five years of Plan participation), participants are entitled to a monthly benefit for the remainder of their life in an amount equal to one-twelfth of the sum of their "Annual Credits" for their last 30 years or lesser period of employment with the Company and its predecessors. An employee's "Annual Credit" is 1.25% of the portion of his annual compensation that is subject to Social Security tax and two percent (2%) of the balance of his annual compensation. Participants with five years of service are entitled to retirement at age 55, but the monthly benefit payable under the Pension Plan is reduced by 0.5% for each month that early retirement precedes normal retirement but not to less than $100 per month if the Participant has ten or more years of service. The surviving spouse of a retiree under the Plan is entitled to receive benefits equal to one-half the amount the retiree had been receiving. Alternative benefit payments that are equivalent to the benefit described above are also available to participants. Benefits payable under the plan are not reduced by Social

Security payments to the retiree. Amounts shown assume benefits commence at age
65. Benefit amounts shown are straight-life annuities. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: Robert E. Quinn-21 years; Wilson B. Tuffin-22 years; James M. Spiezio-11 years; and William Nachtrab-7 years. On February 1, 1995, Mr. Tuffin began to receive benefit payments under the Pension Plan. Mr. Matthews does not participate in the Pension Plan.

                              EXECUTIVE AGREEMENTS

EMPLOYMENT AGREEMENT WITH MR. TUFFIN

    In November 1994, the Company entered into an employment and consulting agreement (the "Employment and Consulting Agreement") with Mr. Tuffin. Pursuant to the Employment and Consulting Agreement, Mr. Tuffin received initial compensation at the annual rate of $210,000 through January 1995, for his service as an employee. Effective February 1, 1995, Mr. Tuffin's relationship as an employee of the Company ended and he continued with the Company as a consultant with an initial compensation at the annual rate of $105,000, subject to such annual increases as the Board of Directors may from time to time determine. The Employment and Consulting Agreement shall continue in force until February 28, 1999. During the term of the Employment and Consulting Agreement and for a period of two (2) years after its expiration, or the termination of Mr. Tuffin's employment with the Company, whichever occurs later, Mr. Tuffin may not compete directly or indirectly with the Company within the continental United States. The Employment and Consulting Agreement amends and supersedes the employment agreement which Mr. Tuffin had previously entered into with the Company.

EMPLOYMENT AGREEMENT WITH MR. QUINN

    In February 1995, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Quinn. Pursuant to the Employment Agreement, Mr. Quinn received initial compensation at the annual rate of $156,000, subject to such annual increases and bonuses as the Board of Directors may from time to time determine. The Employment Agreement shall continue in force for an initial period of three (3) years, unless terminated by either party in accordance with its terms. The Employment Agreement shall automatically continue for additional one-year periods thereafter unless either party gives written notice to the other on or before November 30th of any year of its or his intention to terminate the Employment Agreement as of the last day of November of the subsequent year. During the term of the Employment Agreement and for a period of two (2) years after its expiration, or after the termination of Mr. Quinn's employment with the Company, whichever occurs later, Mr. Quinn may not compete directly or indirectly with the Company within the continental United States.

MANAGEMENT AGREEMENT WITH MATTHEWS ASSOCIATES LIMITED

    The Company has entered into a management agreement with Matthews Associates Limited, a Massachusetts corporation ("MAL"), of which Mr. George J. Matthews, Director and Chairman of the Board of Directors of the Company, is sole owner. The agreement expires on February 28, 2002, subject to renewal thereafter from year to year unless either party by written notice prior to February 28th of any year elects to terminate the agreement upon the last day of February of the third subsequent year, but not prior to 2002. Pursuant to the agreement, MAL provides professional management services as a consultant to the Company through a senior executive whose duties include (i) financial management, (ii) serving, subject to election, as a director, as Chairman of the Board of Directors and as an officer of the Company and (iii) marketing and other advice to the Company including placement and modification of financing and contact with major customers, suppliers and governmental agencies. Mr. Matthews is the senior executive assigned to the Company under the agreement. Under the management agreement, Mr. Matthews devotes approximately 30 hours per week to the Company.

    MAL was paid $350,000 by the Company in fiscal 1996 for services under the management agreement and is to be paid a minimum of $350,000 per annum for all services under the agreement. The management agreement provides that the Company may terminate the agreement if a majority of the directors determines in good faith that the MAL representative has willfully refused to perform any services under the management agreement or has been convicted of a crime of moral turpitude, and in such event the right of MAL to all future payments under the agreement shall cease. In the event of termination by MAL for "good reason" or in the event of termination by the Company for reasons other than those described above, the Company is obligated to pay to MAL all of the amounts due under the agreement for the remaining term. In the event of termination by MAL without "good reason," the Company is obligated to continue to make payment to MAL for one year from the date of such termination. "Good reason" for termination by MAL consists of circumstances which, in the reasonable judgment of the MAL representative (Mr. Matthews), constitute a material reduction in job title, perquisites, duties, authority, amenities, benefits or responsibilities of the MAL representative or which require him to perform services more than 25 miles from the Company's Concord, Massachusetts facility without his consent. In the event of Mr. Matthews' death, the management agreement automatically terminates and the Company is obligated to continue to make payments to the estate of Mr. Matthews for the lesser of one year from such termination or the end of the scheduled term of the agreement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1996, the Board of Directors of the Company was responsible for establishing executive compensation (other than stock option compensation). Messrs. Quinn and Matthews participated in deliberations of the Company's Board of Directors concerning executive officer compensation. Neither participated in setting his own compensation. No executive officer of the Company served as a director or member of a compensation committee, or its equivalent, of another entity, one of whose executive officers served as director of the Company.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report on compensation and the Stock Performance Graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

          REPORT OF THE BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    During the fiscal year ended September 30, 1996, the Board of Directors of the Company was responsible for establishing and administering the policies which govern annual compensation (other than stock option compensation) for the Company's executive officers. The Stock Option Committee was responsible for considering stock option compensation for the Company's executive officers.

OVERVIEW

    The Board of Directors has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire, motivate and retain qualified executive officers. From time to time, the Board has also, on occasion, approved annual cash incentive bonuses based on the Company's performance or on the performance of the executive in question. In fiscal 1996, the Board approved cash incentive bonuses to certain executive officers based on their performance. From time to time, the Stock Option Committee also grants stock options to executive officers and key employees in order to bring the stockholders' interests more sharply into the focus of such officers and employees.

    The Board of Directors establishes the annual salary and bonus of each of the executive officers other than the Chief Executive Officer, based on the recommendations made by the Chief Executive Officer. In determining the recommendations for salary and bonus for each of the other executive officers, the Chief Executive Officer considers each officer's individual performance, attainment of individual goals and the contribution to the overall attainment of the Company's goals.

STOCK OPTIONS AND OTHER COMPENSATION

    Long-term incentive compensation for executive officers consists exclusively of stock options granted under the Company's Stock Option Plans (the "Plans"). Executive officers as well as other key employees of the Company participate in the Plans. The Company also believes that its Pension Plan is an attractive feature for all employees.

BASIS FOR THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation of Mr. Matthews, the Company's Chief Executive Officer during fiscal 1996, was determined pursuant to a management agreement between Matthews Associates Limited and the Company. All compensation under the agreement is paid by the Company to Matthews Associates Limited. See "Executive Agreements--Management Agreement with Matthews Associates Limited."

                                          THE BOARD OF DIRECTORS
                                          George J. Matthews
                                          Robert E. Quinn
                                          Wilson B. Tuffin
                                          Kenneth A. Smith
                                          Frank H. Brenton

                                          STOCK OPTION COMMITTEE
                                          Kenneth A. Smith
                                          Frank H. Brenton

COMPARISON OF FIVE YEAR CUMULATIVE RETURN

    Set forth below is a line graph comparing the five-year cumulative total return of the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the Dow Jones Aerospace and Defense Index. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NUCLEAR METALS, INC.      DOW JONES AEROSPACE & DEFENSE        NASDAQ STOCK MARKET-US
Sep-91                        100                                  100                           100
Sep-92                         94                                   92                           112
Sep-93                        104                                  126                           147
Sep-94                        330                                  149                           148
Sep-95                        191                                  237                           204
Sep-96                        278                                  331                           243

                 PROPOSAL NO. 2 -- AMENDED AND RESTATED BY-LAWS

    The following is a description of certain changes to the Company's present By-Laws which would be effected by the adoption of the proposed Amended and Restated By-Laws. However, the form of Amended and Restated By-Laws attached hereto as Appendix I shall be adopted upon the approval by the stockholders. Therefore, in the event of any discrepancy between the following description and the form of Amended and Restated By-Laws, the form of Amended and Restated By-Laws shall govern.

    By unanimous written consent dated February 12, 1997, the Board of Directors of the Company adopted a resolution deeming it advisable and in the best interest of the Company, and recommended, that the By-Laws of the Company be amended and restated in their entirety. The By-Laws were adopted in 1972 in substantially their present form. The Board of Directors has determined that the present By-Laws of the Company are outdated and that amending and restating the By-Laws would facilitate more efficient management of the Company, clarify the duties of officers of the Company and make the By-Laws conform to current Massachusetts General Laws. A copy of the proposed Amended and Restated By-Laws is attached hereto as Appendix I. There is currently no specific set of facts facing the Company which would require the Company to change its By-Laws at this time.

The principal effect of amending and restating the present By-Laws of the Company would be to amend the present By-Laws as follows: (Note: All reference to corporation or Corporation below shall mean the Company).

     1. Article I, Section 1 regarding the place of meetings of stockholders, which presently states that such meetings shall be held at the principal office of the Corporation unless a different place (anywhere in the United States) is fixed by the Directors or the President, would be amended to include the following additional sentence: "All meetings of stockholders shall be held within the Commonwealth of Massachusetts unless the Articles of Organization permit the holding of meetings of stockholders outside Massachusetts, in which event such meetings may be held elsewhere in the United States."

     2. Article I, Section 2 regarding the annual meeting of stockholders would be amended to change the annual meeting date and time from the first Wednesday of February in each year at 2:00 p.m. to the third Wednesday of March in each year at 10:00 a.m. This section would also be amended to provide that a different hour can be fixed by the Board of Directors or the President and stated in the notice of the annual meeting. The Amended and Restated By-Laws would also add a provision to this section stating that the purposes of the annual meeting may be specified by the Board of Directors or the President in the notice of the meeting.

     3. Article I, Section 3 regarding special meetings of stockholders would be amended to change the requirement for the calling of a special meeting of stockholders by stockholders from written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting to written application of one or more stockholders who hold at least forty percent of the capital stock entitled to vote at the meeting.

     4. Article I, Section 5 regarding the quorum of a meeting of stockholders would be amended from a majority to thirty percent of the number of shares of the stock issued, outstanding and entitled to vote and to qualify the determination of a quorum by adding the phrase "except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority of the number of shares of the stock of that class issued, outstanding and entitled to vote." This section would also be amended by adding the sentence: "Shares owned directly or indirectly by the corporation shall not be counted in determining the total number of shares outstanding for this purpose."

     5. Article I, Section 6 regarding adjournments would be amended by adding a provision stating that although it shall not be necessary to notify any stockholder of any adjournment of a meeting of stockholders, the Clerk of such adjourned meeting shall make reasonable communication of the adjournment.

     6. Article I, Section 7 regarding voting and proxies would be amended to provide for proportionate voting for each fractional share held by a stockholder along with the current provision for one vote for each share of stock having voting power owned by the stockholder. The Amended and Restated By-Laws would also add the following provision: "Notwithstanding the provisions of the previous two sentences, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares or in the corporation generally may be made irrevocable if it so provides, need not specify the meeting to which it relates and shall be valid and enforceable until the interest terminates or for such shorter period as may be specified in the proxy."

     7. Article I, Section 8 regarding action at a meeting of stockholders would be amended to provide that the Corporation may vote any shares of its own stock held by it in a fiduciary capacity. The Company currently holds no shares of its own stock in a fiduciary capacity.

     8. Article II, Section 2 regarding election of directors would be amended to state that the number of directors constituting the Board of Directors shall be determined by a vote of the stockholders or the Board of Directors. The current provision provides that the number of directors constituting the Board of Directors may be determined by the Incorporators or stockholders. This section would also be amended to provide that, in addition to a vote of the stockholders, a decrease in the number of directors could also be effected by a vote of the majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The Amended and Restated By-Laws also would add a sentence to this section stating that the directors shall be elected at the annual meeting of stockholders.

     9. The Amended and Restated By-Laws would amend the present By-Laws of the Company to allow the enlargement of the Board of Directors by a vote of a majority of the directors then in office in new Section 2.3, as well as by a vote of the stockholders which the current By-Laws provide.

     10. Article II, Section 3 regarding tenure, which is new Section 2.4, would be amended to provide that the removal of directors elected by the holders of a particular class or series of stock with or without cause may be effected only by a vote of the holders of a majority of the outstanding shares of such class or series. This section would also be amended to add the provision that a director may be removed for cause by a vote of a majority of the directors then in office, but only after reasonable notice and opportunity to be heard along with providing for such removal by a vote of the holders of a majority of the shares, entitled to vote in the election of such director. The present By-Laws provide only for the removal of a director without cause by the affirmative vote of the stockholders holding a majority of shares entitled to vote in the election of such director. The Amended and Restated By-Laws would also provide that a director, while no longer able to tender his resignation to the Board of Directors, could deliver a written resignation to the corporation at its principal office along with to the President and Clerk.

    11. Article II, Section 4 regarding meetings, which is new Section 2.9, would be amended to allow one director, in the event that there is only one director in office, to call a special meeting of directors.

    12. Article II, Section 5 regarding the notice of board meetings, which is new Section 2.11, would be amended to provide that no notice need be given to directors if a written waiver of notice is executed by such directors before or after the meeting or if the director attends the meeting without protesting about a lack of notice to him. The Amended and Restated By-Laws would further amend this section to provide that any notice or waiver of notice of a board meeting need not specify a purpose and that an affidavit of the officer giving notice by telephone or in person shall be conclusive evidence that such notice was duly given.

    13. Article II, Section 9 regarding committees of the Board of Directors, which is new Section 2.15, would be amended to include a provision specifically allowing the Board of Directors to fill vacancies in any committees, change committee memberships, change the powers delegated to any committees and discharge any committees.

    14. The Amended and Restated By-Laws would add new sections specifically allowing for (i) telephonic conference call meetings of the Board of Directors (new Section 2.10), (ii) action by unanimous written consent in lieu of a meeting of the directors (new Section 2.14), and (iii) compensation of directors for their services and reimbursement for expenses of attendance at meetings of the directors (new Section 2.16).

    15. Article III, Section 3 regarding the qualification of officers would be amended to delete the prohibition on the President also holding office as the Clerk of the Company. This section would also be amended to provide that the premiums for bonds required by the directors may be paid by the Company.

    16. The Amended and Restated By-Laws would add a provision in new Section
       3.5 stating that, except as otherwise determined by the directors, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Company.

    17. The Amended and Restated By-Laws would add new sections (i) allowing the Board of Directors to fill any vacancies occurring in any office (new
       Section 3.6), (ii) allowing the Board of Directors to appoint a Vice-Chairman of the Board (new Section 3.7), and (iii) allowing the Board of Directors to fix the salaries, compensation or reimbursement of the officers of the Company (new Section 3.12).

    18. Article III, Section 6 regarding Vice Presidents, which is new Section 3.9, would be amended to allow the President as well as the Board of Directors to prescribe the duties of Vice Presidents.

    19. Article III, Section 7 regarding the Treasurer and Assistant Treasurers, which is new Section 3.10, would be amended to allow the President as well as the Board of Directors to assign duties to the Treasurer and to allow the President and the Treasurer as well as the Board of Directors to assign duties to any Assistant Treasurers.

    20. Article III, Section 8 regarding the Clerk and Assistant Clerks, which is new Section 3.11, would be amended to allow the Board of Directors and the President to prescribe the duties and powers of the Clerk and to allow the President and the Clerk as well as the Board of Directors to prescribe the duties and powers of any Assistant Clerks.

    21. The Amended and Restated By-Laws would delete Article III, Section 9 regarding the Secretary and Assistant Secretaries and would delegate the meeting recordkeeping duties to the Clerk and/or Assistant Clerks in new
       Section 3.16.

    22. Article IV, Section 2 regarding the record date, which is new Section 4.4, would be amended to provide that Board of Directors may fix in advance a time for the record date (i) not more than 60 days preceding the date of any meeting of stockholders or (ii) not more than 60 days preceding the date for payment of any dividend or distribution to stockholders. This provision states current laws under Massachusetts General Laws.

    23. Article IV, Section 2 regarding transfers of stock, which is new Section 4.3, would be amended to state that transfers of stock shall be subject to any restrictions, if any, stated or noted on the stock certificates. This amendment would not add any restrictions on stock transfer. It only makes stock transfer subject to already existing restrictions on stock transfer, if any.

    24. Article IV, Section 4 regarding issue of stock, which is new Section 4.1, would be amended to include the following sentence: "If such stock has a par value, it shall not be issued for cash, property, services or expenses worth less than the par value."

    25. Article VI regarding amendments to the By-Laws, which is new Article 7, would be amended to qualify the directors ability to make, amend or repeal the By-Laws by prohibiting the directors from changing any provisions of the By-Laws governing the removal of directors, the indemnification of directors and the amendment of the By-Laws and prohibiting the directors from changing any provision of the By-Laws which by law, the Articles of Organization or the By-Laws requires stockholder action. This article would also be amended to provide that any By-Law adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.

    26. The Amended and Restated By-Laws would add the following new provisions:
       (i) provisions regarding maintaining the corporate records of the Company (new Section 5.5); (ii) provisions regarding the evidence of authority by a certificate of the Clerk, an Assistant Clerk or a temporary Clerk as to any action taken by the stockholders, directors, any committee or any officer or representative of the Company (new Section 5.6), (iii) provision regarding the severability of any inapplicable, illegal or ineffective provision of the By-Laws so as not to affect or invalidate any other provisions of the By-Laws (new Section 5.8), (iv) provision regarding all pronouns referring to masculine, feminine or neuter and singular or plural (new Section 5.9), and (v) provisions regarding the indemnification to the fullest extent permitted by the applicable provisions of Chapter 156B of the Massachusetts General Laws (new Article 6). To the knowledge of the Company, there is currently no claim pending or threatened against any person for which indemnification by the Company is being sought.

     THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS,
           WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS ADOPTION.

             PROPOSAL NO. 3 -- INCREASE OF AUTHORIZED COMMON STOCK

    In connection with the stock dividend of the Company described below, it is proposed to increase the number of authorized shares of Common Stock of the Company. At a meeting of the Board of Directors held on November 20, 1996, the Board of Directors of the Company adopted a resolution deeming it advisable and in the best interest of the Company, and recommended, that Article III of the Articles of Organization of the Company be amended to provide that the Company shall have authority to issue a total of fifteen million (15,000,000) shares of common stock, $.10 par value per share, up from the present authorized capital of six million (6,000,000) shares of the Company's Common Stock.

    By unanimous written consent dated February 12, 1997, the Board of Directors of the Company approved the issuance of a stock dividend of the Company, payment of which is conditioned on the approval of this proposed increase in authorized Common Stock by the stockholders. The Board of Directors set March 3, 1997 as the record date for the stock dividend. Provided that this Proposal No. 3 is approved, stockholders of record as of March 3, 1997 shall receive one share of Common Stock of the Company for each share of Common Stock of the Company that they own of record on March 3, 1997. The mail date for the stock dividend, at which time each stockholder of record on March 3, 1997 shall receive, provided that this Proposal No. 3 is approved, a stock certificate in an amount equal to one share of Common Stock for each share of Common Stock owned of record on March 3, 1997, shall be on or about April 7, 1997. The Company believes that the issuance of the stock dividend may have a beneficial impact on the volume of trading as it will increase the number of shares outstanding.

    Under Massachusetts General Laws, Chapter 156B, Section 70, an amendment to a corporation's Articles of Organization increasing a class of its authorized capital stock requires a vote of a majority of each class of stock outstanding and entitled to vote thereon. Upon the approval of the stockholders of a majority of the Company's Common Stock, the Company will file Articles of Amendment to its Articles of Organization, in accordance with the provisions of Massachusetts General Laws, thereby effecting the increase in the authorized Common Stock of the Company.

    As of January 28, 1997, there were 2,392,014 shares of Common Stock issued and outstanding. In addition, the Company has reserved 310,992 shares of Common Stock for issuance pursuant to warrants, employee and director stock options and other agreements providing for the issuance of additional shares of Common Stock. Therefore, the total of outstanding shares of Common Stock plus shares of Common Stock reserved for issuance pursuant to warrants, employee and director stock options and other agreements providing for the issuance of additonal shares of Common Stock is currently 2,703,006, leaving a balance of 3,296,994 shares available to be issued. While such an amount may satisfy the Company's capital raising needs for the near term, depletion of the Company's authorized but unissued shares of Common Stock increasingly will limit the Company's financial flexibility and may cause the Company unnecessary delay and expense if it were required to call a special meeting of stockholders in order to increase the authorized capital to satisfy its needs in a pending transaction. In recent fiscal years, the Company has depended in part on the ability to offer rights to purchase its Common Stock as a means of financing operations. For example, in fiscal 1996, the Company issued various warrants and convertible debentures as a means of gaining additional funds.

    If this proposed amendment is adopted, the Company will have 12,296,994 shares available for future issuance. The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock. The proposed amendment would provide the Company with flexibility by ensuring it an adequate number of authorized but unissued shares available for corporate purposes. These corporate purposes include the above described stock dividend, but may also include, without limitation, possible acquisitions, financings, employee benefit plan grants, and future stock dividends or splits.

    The additional shares of Common Stock to be authorized would be of the same class of shares as the Company's outstanding Common Stock.

     THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS,
           WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS ADOPTION.

           PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen LLP as auditors of the Company for the fiscal year ending September 30, 1997 and further has directed that management submit the selection of auditors for ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended September 30, 1996.

    Representatives of Arthur Andersen LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS ADOPTION.

                  MASSACHUSETTS CONTROL SHARE ACQUISITION ACT

    The Company is subject to Chapter 110D of the Massachusetts General Laws which governs "control share acquisitions," which are acquisitions of beneficial ownership of shares which would raise the voting power of the acquiring(1) person(1) above any one of three thresholds: one-fifth, one-third or one-half of the total voting power. Each time one of these thresholds is crossed, all shares acquired by the person making the control share acquisition within 90 days before or after such threshold is crossed, obtain voting rights only upon the authorization from a majority of the stockholders other than the person acquiring such shares, officers of the Company and those directors of the Company who also are employees.

    Based on certain filings made with the SEC on Schedule 13D and certain amendments thereto, the Company believes that certain control share acquisitions have occurred and that the members of the group which effected such control share acquisitions, namely Wiaf Investors Co., Charles Alpert, Joseph Alpert, Melvin B. Chrein, Meryl J. Chrein, and Marshall J. Chrein (collectively the "Investor Group") are the holders of 879,630 shares (the "Affected Shares") which were acquired in control share acquisitions (within the meaning of Chapter
110D) and accordingly will have no voting rights unless or until such voting rights are authorized as described above. The members of the Investor Group are authorized to deliver to the Company a control share acquisition statement in accordance with the provisions of Section 3 of Chapter 110D and to demand that the Board of Directors of the Company call a special meeting for the purpose of considering whether voting rights shall be authorized for the Affected Shares. No control share acquisition statement has been delivered to the Company and no such demand has been made. Accordingly, the Company has not called such a special meeting and the question of authorization of voting rights for the Affected Shares will not be considered at the Special Meeting in lieu of the Annual Meeting.

------------------------

(1) Under Chapter 110D, the term "person" includes any "associate" of such person. An "associate" is defined to include: (a) a person who is in a direct or indirect control relationship with the person; (b) any corporation or organization in which the person is an officer, director or partner or performs a similar function; (c) a beneficial owner of ten percent (10%) or more of any class of equity securities of the person; (d) any trust or estate in which the person has a beneficial interest not represented by transferable shares or as to which the person serves as a trustee or in a similar fiduciary capacity; or (e) any relative or spouse of the person (or relative of the person's spouse) having the same residence as the person. "Beneficial ownership" is defined as "the sole or shared power to dispose or direct the disposition of shares or the sole or shared power to vote or direct the voting of shares, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise."

    Pursuant to Section 7 of Chapter 110D, if the question of voting rights for the Affected Shares is, at some later date, presented to the Company's stockholders for their consideration, if voting rights are authorized for the Affected Shares and it is determined that the person making a control share acquisition has acquired beneficial ownership of shares that, when added to all other shares of the Company beneficially owned by such person, entitles such person to vote, or direct voting of, shares of the Company having a majority or more of all voting power in the election of directors, each stockholder of record of the Company, other than the person making such control share acquisition, who does not vote in favor of authorizing voting rights for the shares acquired in such control share acquisition may demand payment for his stock in an appraisal in accordance with the provisions of Section 86 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws. Such appraisal rights would only become operative in the event that the members of the Investor Group were to demand that the stockholders consider authorization of voting rights for the Affected Shares and such authorization were granted. At this time, because no control share acquisition statement has been delivered to the Company, the Company has not determined whether a control share acquisition has occurred which might result in such appraisal rights being available as described above; however, the members of the Investor Group have made filings with the SEC which indicate collective beneficial ownership of 50.20% of the Company's outstanding shares.

    The Company's stockholders, at a duly-constituted meeting, may also, by amendment to the by-laws or the Articles of Organization, provide that the provisions of Chapter 110D shall not apply to future control share acquisitions of the Company. Management currently has no plans to propose such an amendment.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

    Concurrent with the distribution of this proxy statement, stockholders as of the record date of January 28, 1997 will receive a copy of the Company's 1996 Annual Report to Stockholders, including financial statements for the fiscal year ended September 30, 1996. The financial statements of the Company contained in the 1996 Annual Report are incorporated herein by reference. The 1996 Annual Report is not, however, a part of the proxy soliciting materials.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Any stockholder desiring to present a proposal for consideration at the Company's 1998 annual meeting of stockholders, scheduled to be held on or about March 18, 1998, and included in the Company's proxy statement, must submit the proposal to the Company so that it is received at the executive offices of the
Company not later than       , 1997. Any stockholder desiring to submit a
proposal should consult applicable regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

    As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting of stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as the same are not instructed to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interests of the Company and its stockholders.

                              FORM 10-K AVAILABLE

    The Annual Report of the Company filed with the Securities and Exchange Commission on Form 10-K, which includes consolidated financial statements and financial statement schedules for the Company and its subsidiaries, is available to stockholders without charge upon written request to the Vice
President/Finance and Administration of the Company at 2229 Main Street, Concord, Massachusetts 01742.

                                                                      APPENDIX I

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                              NUCLEAR METALS, INC.

                                    BY-LAWS

                               TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           -----

Article 1 -- Stockholders.............................................................................................           1

                               Section 1.1      Place of Meetings.....................................................           1
                               Section 1.2      Annual Meeting........................................................           1
                               Section 1.3      Special Meetings......................................................           1
                               Section 1.4      Notice of Meetings....................................................           1
                               Section 1.5      Quorum................................................................           2
                               Section 1.6      Adjournments..........................................................           2
                               Section 1.7      Voting and Proxies....................................................           2
                               Section 1.8      Action at Meeting.....................................................           3

Article 2 -- Directors................................................................................................           3

                               Section 2.1      Powers................................................................           3
                               Section 2.2      Number, Election and Qualification....................................           3
                               Section 2.3      Enlargement of the Board..............................................           3
                               Section 2.4      Tenure................................................................           3
                               Section 2.5      Vacancies.............................................................           3
                               Section 2.6      Resignation...........................................................           4
                               Section 2.7      Removal...............................................................           4
                               Section 2.8      Regular Meetings......................................................           4
                               Section 2.9      Special Meetings......................................................           4
                               Section 2.10     Meetings by Telephone Conference Calls................................           4
                               Section 2.11     Notice of Special Meetings............................................           4
                               Section 2.12     Quorum................................................................           5
                               Section 2.13     Action at Meeting.....................................................           5
                               Section 2.14     Action by Consent.....................................................           5
                               Section 2.15     Committees............................................................           5
                               Section 2.16     Compensation of Directors.............................................           5

Article 3 -- Officers.................................................................................................           5

                               Section 3.1      Enumeration...........................................................           5
                               Section 3.2      Election..............................................................           6
                               Section 3.3      Qualification.........................................................           6
                               Section 3.4      Tenure................................................................           6
                               Section 3.5      Resignation and Removal...............................................           6
                               Section 3.6      Vacancies.............................................................           6
                               Section 3.7      Chairman of the Board and Vice-Chairman of the Board..................           7
                               Section 3.8      President.............................................................           7
                               Section 3.9      Vice Presidents.......................................................           7
                               Section 3.10     Treasurer and Assistant Treasurers....................................           7
                               Section 3.11     Clerk and Assistant Clerks............................................           8
                               Section 3.12     Salaries..............................................................           8

                                                                                                                           PAGE
                                                                                                                           -----
Article 4 -- Capital Stock............................................................................................           8

                               Section 4.1      Issue of Capital Stock................................................           8
                               Section 4.2      Certificate of Stock..................................................           8
                               Section 4.3      Transfers.............................................................           9
                               Section 4.4      Record Date...........................................................           9
                               Section 4.5      Replacement of Certificates...........................................          10

Article 5 -- General Provisions.......................................................................................          10

                               Section 5.1      Fiscal Year...........................................................          10
                               Section 5.2      Seal..................................................................          10
                               Section 5.3      Execution of Instruments..............................................          10
                               Section 5.4      Voting of Securities..................................................          10
                               Section 5.5      Corporate Records.....................................................          10
                               Section 5.6      Evidence of Authority.................................................          11
                               Section 5.7      Articles of Organization..............................................          11
                               Section 5.8      Severability..........................................................          11
                               Section 5.9      Pronouns..............................................................          11

Article 6 -- Indemnification..........................................................................................          11

Article 7 -- Amendments...............................................................................................          12

                                    BY-LAWS
                                       OF
                              NUCLEAR METALS, INC.

                           ARTICLE 1 -- STOCKHOLDERS

    1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held within the Commonwealth of Massachusetts unless the Articles of Organization permit the holding of meetings of stockholders outside Massachusetts, in which event such meetings may be held elsewhere in the United States. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Board of Directors or the President and stated in the notice of the meeting.

    1.2 ANNUAL MEETING. The annual meeting of stockholders shall be held on the third Wednesday of March in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 A.M., unless a different hour is fixed by the Board of Directors or the President and stated in the notice of the annual meeting, provided that the annual meeting of stockholders be held within 6 months of the end of the fiscal year of the corporation. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the President in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting of stockholders, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

    1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called by the Chairman of the Board, President or by the Board of Directors, and upon written application of one or more stockholders who hold at least forty percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by another officer of the Corporation.

    1.4 NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk, an Assistant Clerk or other person authorized by these By-laws or otherwise entitled to call the meeting, at least seven days before the meeting to each stockholder entitled to vote at the meeting and to each stockholder who by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears in the records of the corporation. Whenever any notice of a meeting is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his authorized attorney, is filed with the records of the meeting.

    1.5 QUORUM. Unless the Articles of Organization otherwise provide, the holders of thirty percent of the number of shares of the stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of thirty percent of the number of shares of the stock of that class issued, outstanding and entitled to vote. Shares owned directly or indirectly by the corporation shall not be counted as present or in determining the total number of shares outstanding for this purpose.

    1.6 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment, however, the Clerk of such adjourned meeting shall make reasonable communication of the adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment of the meeting.

    1.7 VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Articles of Organization. Stockholders may vote either in person or by written proxy. Proxies shall be filed with the clerk of the meeting, or of any adjourned meeting, before being voted. No proxy dated more than six months before the meeting named in the proxy shall be valid. Except as otherwise limited by their terms, a proxy shall entitle the persons named in the proxy to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. Notwithstanding the provisions of the previous two sentences, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares or in the corporation generally may be made irrevocable if it so provides, need not specify the meeting to which it relates and shall be valid and enforceable until the interest terminates or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

    1.8 ACTION AT MEETING. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), shall decide any matter to be voted on by the stockholders, except when a larger vote is required by law, the Articles of Organization or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in such election. The corporation shall not directly or indirectly vote any share of its own stock. Nothing in the previous sentence shall be construed to limit the right of the corporation to vote shares of stock held by it in a fiduciary capacity.

                             ARTICLE 2 -- DIRECTORS

    2.1 POWERS. The business of the corporation shall be managed by a Board of Directors, who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

    2.2 NUMBER, ELECTION AND QUALIFICATION. The number of Directors which shall constitute the whole Board of Directors shall be determined by vote of the stockholders or by the Board of Directors, but shall consist of not less than three Directors (except that whenever there shall be only two stockholders the number of Directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one Director). The number of Directors may be decreased at any time and from time to time either by the stockholders at any meeting or by a vote of a majority of the Directors then in office, but such action by the Directors shall be only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. No Director need be a stockholder of the corporation.

    2.3 ENLARGEMENT OF THE BOARD. The number of Directors may be increased at any time and from time to time by the stockholders at any meeting or by a vote of majority of the Directors then in office.

    2.4 TENURE. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

    2.5 VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors present at any meeting of Directors at which a quorum is present. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified or until his earlier death, resignation or removal.

    2.6 RESIGNATION. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

    2.7 REMOVAL. A Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of such Director. However, the Directors elected by the holders of a particular class or series of stock may be removed from office with or without cause only by vote of the holders of a majority of the outstanding shares of such class or series. In addition, a Director may be removed from office for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

    2.8 REGULAR MEETINGS. Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be duly given notice of the determination. A regular meeting of the Directors may be held without a call or notice immediately after and at the same place as the annual meeting of stockholders.

    2.9 SPECIAL MEETINGS. Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the Chairman of the Board, President, Treasurer, two or more Directors or by one Director in the event that there is only a single Director in office.

    2.10 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or members of any committee designated by the Directors may participate in a meeting of the Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

    2.11 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of the Directors shall be given to each Director by the Secretary or Clerk or by the officer or one of the Directors calling the meeting. Notice shall be duly given to each Director (i) by notice given to such Director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram or telex, or by delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 48 hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to him. A notice or waiver of notice of a special meeting of the Directors need not specify the purposes of the meeting. If notice is given in person or by telephone, an affidavit of the Secretary,

Clerk, officer or Director who gives such notice that the notice has been duly given shall, in the absence of fraud, be conclusive evidence that such notice was duly given.

    2.12 QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

    2.13 ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action on behalf of the board, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws.

    2.14 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Each such consent shall be treated for all purposes as a vote at a meeting.

    2.15 COMMITTEES. The Board of Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate to committees so elected some or all of its powers to the extent permitted by law. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided by these By-Laws for the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in any such committee, to change its membership, the powers delegated thereto, or to discharge the committee.

    2.16 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                             ARTICLE 3 -- OFFICERS

    3.1 ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk and such other officers with such other titles as the Board of Directors may determine, and may include a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, Assistant Treasurers and Assistant Clerks.

    3.2 ELECTION. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be chosen or appointed by the Board of Directors at such meeting or at any other meeting.

    3.3 QUALIFICATION. No officer need be a director or stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a Resident Agent duly appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Board of Directors may determine. The premiums for such bonds may be paid by the corporation.

    3.4 TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified, or until his earlier death, resignation or removal; and all other officers shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them, or until his earlier death, resignation or removal.

    3.5 RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

    Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of Directors then in office. An officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

    Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

    3.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, at its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified, or until his earlier death, resignation or removal.

    3.7 CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board and may designate him as chief executive officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence, death or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

    3.8 PRESIDENT. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless the Board of Directors has designated the Chairman of the Board or another officer as chief executive officer, the President shall be the chief executive officer of the corporation. The President shall perform such other duties and shall possess such other powers as the Board of Directors may from time to time prescribe.

    3.9 VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

    3.10 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

    Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties of the Treasurer and when so performing shall have all the powers of and by subject to all the restrictions upon the Treasurer.

    3.11 CLERK AND ASSISTANT CLERKS. The Clerk shall perform such duties and shall possess such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Clerk shall perform such duties and have such powers as are incident to the office of the clerk, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

    Any Assistant Clerk shall perform such duties and possess such powers as the Board of Directors, the President or the Clerk may from time to time prescribe. In the event of the absence, inability or refusal to act of the Clerk, the Assistant Clerk (or if there shall be more than one, the Assistant Clerks in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Clerk and when so performing shall have all the powers of and be subject to all the restrictions upon the Clerk.

    In the absence of the Clerk or any Assistant Clerk at any meeting of stockholders or Directors, the person presiding at the meeting shall designate a temporary Clerk to keep a record of the meeting.

    3.12 SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE 4 -- CAPITAL STOCK

    4.1 ISSUE OF CAPITAL STOCK. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors, in such manner, for such consideration and on such terms as the Directors may determine. If such stock has a par value, it shall not be issued for cash, property, services or expenses worth less than the par value.

    4.2 CERTIFICATE OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chairman of the Board of Directors the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signature or signatures may be facsimiles. In case any officer or Chairman of the Board of Directors who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

    Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, applicable securities laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy of the restriction to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

    4.3 TRANSFERS. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including, without limitation, the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

    4.4 RECORD DATE. The Board of Directors may fix in advance a time not more than 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the Directors may for any of such purposes close the transfer books for all or any part of such period.

    If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect to such purpose.

    4.5 REPLACEMENT OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place of the lost, destroyed or mutilated certificate, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar against any loss or claim that may arise by reason of the issue of the certificate in place of such lost, mutilated or destroyed certificate of stock.

                        ARTICLE 5 -- GENERAL PROVISIONS

    5.1 FISCAL YEAR. Except as otherwise set forth in the Articles of Organization or as otherwise determined from time to time by the Board of Directors, the fiscal year of the corporation shall in each year end on September 30. Following any change in the fiscal year previously adopted, the Clerk or an Assistant Clerk shall file a certificate of such change with the Secretary of State of Massachusetts.

    5.2 SEAL. The seal of the corporation shall, subject to alteration by the Directors, bear the name of the Corporation, the year of its incorporation, and the word "Massachusetts".

    5.3 EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation on its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

    5.4 VOTING OF SECURITIES. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

    5.5 CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk or resident agent. These copies and records need not all be kept in the same office. The Corporation or its transfer agent shall keep all original instructions and copies of original transaction statements received or issued with respect to any of its uncertified shares. These copies and records shall be available at all reasonable times for the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling the list or copies of the list or of using the list for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

    5.6 EVIDENCE OF AUTHORITY. A certificate by the Clerk, an Assistant Clerk or a temporary Clerk, as to any action taken by the stockholders, Directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

    5.7 ARTICLES OF ORGANIZATION. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

    5.8 SEVERABILITY. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

    5.9 PRONOUNS. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                          ARTICLE 6 -- INDEMNIFICATION

    (1) The corporation shall, to the fullest extent permitted by the applicable provisions of Chapter 156B of the Massachusetts General Laws, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless such person shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

    (2) Notwithstanding the provisions of Section 1 of this Article, in the event that a pending or threatened action, suit or proceeding is compromised or settled in a manner which imposes any liability or obligation upon any person in a matter for which such person would otherwise be entitled to indemnification hereunder, no indemnification shall be provided to such person with respect to such matter if it is determined, pursuant to Section 4 of this Article, on the basis of facts known at that time (without independent investigation), that such person did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

    (3) Indemnification may include payment by the corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

    (4) Any determination of whether a person is entitled to indemnification pursuant to Section 2 of this Article shall be made by: (a) a majority vote of a quorum of the directors of the corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the corporation) appointed for such purpose by vote of the directors in the manner specified in clause (a) or (b) above, or (e) a court of competent jurisdiction.

    (5) The corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

    (6) The indemnification rights provided in this Article (a) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (b) shall inure to the benefit of the heirs, executors and administrators of such persons. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                            ARTICLE 7 -- AMENDMENTS

    These By-Laws may be amended by vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, if notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) any provisions of these By-Laws governing (i) the removal of Directors, (ii) the indemnification of Directors and (iii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

    No change in the date previously fixed by the Board of Directors or the President pursuant to these By-Laws for the annual meeting of stockholders may be made within 60 days before such fixed date. Subject to the preceding sentence, notice of any change in the date fixed by the Board of Directors or President for the annual meeting of stockholders shall be given to each stockholder in person or by letter mailed to his last known post office address at least 20 days before the new date fixed for such meeting.

    Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Board of Directors of any By-Law, notice stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

    Any By-Law adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.

                              NUCLEAR METALS, INC.

Dear Stockholder:

    Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

    Your vote must be received prior to the Annual Meeting of Stockholders held on March 26, 1997.

    Thank you in advance for your prompt consideration of these matters.

                                          Sincerely,
                                          Nuclear Metals, Inc.

                                 NUCLEAR METALS, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George J. Matthews and Robert E. Quinn, or either or them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Nuclear Metals, Inc. held of record by the undersigned on January 28, 1997, at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held on March 26, 1997, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1, 2, 3 and 4.

 ------------------------------------------------------------------------------
   PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
 ------------------------------------------------------------------------------

   Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

   HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

/x/  PLEASE MARK VOTES AS IN THIS EXAMPLE

1)  Election of Directors.

    / /  For            / /  Withhold       / /  For All Except

    George J. Matthews, Wilson B. Tuffin, Robert E. Quinn, Frank H. Brenton and Kenneth A. Smith

    If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees(s).

    RECORD DATE SHARES:

2)  To adopt Amended and Restated By-Laws of the Company.

    / /  For            / /  Against        / /  Abstain

3) To amend Article III of the Company's Articles of Organization to provide that the Company shall have authority to issue a total of fifteen million (15,000,000) shares of common stock, $.10 par value per share.

    / /  For            / /  Against        / /  Abstain

4)  To ratify appointment of Arthur Anderson LLP as auditors for the Company.

    / /  For            / /  Against        / /  Abstain

5) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


    Mark box at right if comments or address change have             / /
    been noted on the reverse side of this card.





    Please be sure to sign and date this Proxy.         Date
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


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    Stockholder sign here                   Co-owner sign here